TEREX CORPORATION AND SUBSIDIARIES

    SCHEDULE II--AMOUNTS RECEIVABLE FROM RELATED PARTIES AND UNDERWRITERS, PROMOTERS, AND EMPLOYEES OTHER THAN RELATED PARTIES
                            (Amounts in thousands)

                          Balance at
                          Beginning            Amounts Balance at End of Period
Name of Debtor            of Period Additions Collected  Current   Not Current

Year ended December 31,
 1992                         $---       $---      $---     $---         $---

Year ended December 31,
 1991                         $---       $---      $---     $---         $---

Year ended December 31,
 1990
   L. De Rubbo,
    non-interest bearing
    account receivable        $120       $---      $120     $---         $---


                      TEREX CORPORATION AND SUBSIDIARIES

       SCHEDULE IV--INDEBTEDNESS OF AND TO RELATED PARTIES--NOT CURRENT
                            (Amounts in thousands)

                                                Indebtedness to
                                 Balance at
                                 Beginning                          Balance at
Name of Person                    of Year   Additions   Deductions  End of Year

Year ended December 31, 1992

Receivable:
  Fruehauf Trailer Corporation
   -- Long-term receivable            $---  $14,890 (2) $(14,890)(3)  $---

Payable:
  The Airlie Group L. P.
   -- Promissory note               $7,497   $---         $7,497 (1)  $---

Year ended December 31, 1991

Payable:
  The Airlie Group L. P.
   -- Promissory note              $15,875   $1,651      $10,029     $7,497
  KCS Industries, Inc.
   -- Promissory note               15,875    1,651       17,526       ---
     Totals                        $31,750   $3,302      $27,555     $7,497

Year ended December 31, 1990

Payable:
  The Airlie Group L. P.
   -- Promissory note              $13,129   $2,746        $---     $15,875
  KCS Industries, Inc.
   -- Promissory note               13,129    2,746         ---      15,875
     Totals                        $26,258   $5,492        $---     $31,750

(1) As a result of the deconsolidation of Fruehauf as of January 1, 1992, this note is no longer included in the Company's consolidated financial statements.

(2) Includes $10,244 balance at beginning of year previously eliminated in consolidation of Fruehauf.

(3)    Carrying value adjusted to $-0- by a charge to "Equity in net income
(loss) of a ffiliate companies."


                      TEREX CORPORATION AND SUBSIDIARIES

        SCHEDULE VIII - VALUATION AND QUALIFYING ACCOUNTS AND RESERVES
                            (Amounts in thousands)

                        Balance         Additions
                       Beginning   Charges to                       Balance End
                       of Year      Earnings    Other  Deductions(1)   of Year

Year ended December 31,
 1992:

Deducted from asset
 accounts:
   Allowance for
    doubtful accounts    $4,142        $642   $4,462 (2) $(2,898) (4)   $6,348
   Reserve for excess
    and obsolete
    inventory            26,999       2,545      691 (3) (8,093) (4)    22,142
   Reserve for assets
    held for sale         4,293         ---      ---     (4,293) (4)       ---
     Totals             $35,434      $3,187   $5,153   $(15,284) (4)   $28,490

Year ended December 31,
 1991:

Deducted from asset
 accounts:
   Allowance for
    doubtful accounts    $3,632        $821     $272 (3)  $(583)        $4,142
   Reserve for excess
    and obsolete
    inventory            17,654      11,394      ---     (2,049)        26,999
   Reserve for assets
    held for sale         2,895       3,725      ---     (2,327)         4,293
     Totals             $24,181     $15,940     $272    $(4,959)       $35,434

Year ended December 31,
 1990:

Deducted from asset
 accounts:
   Allowance for
    doubtful accounts    $3,768        $622     $---     $(758)         $3,632
   Reserve for excess
    and obsolete
    inventory            10,330       9,670      ---    (2,346)         17,654
   Reserve for assets
    held for sale         4,774         ---      ---    (1,879)          2,895
     Totals             $18,872     $10,292     $---   $(4,983)        $24,181

 (1)   Utilization of established reserves, net of recoveries.
 (2)   Added with the acquisition of businesses.
 (3)   Includes balances reclassified to other accounts.
 (4) Includes reductions resulting from the deconsolidation of Fruehauf as of January 1, 1992 as follows:
       Allowance for doubtful accounts             $    (2,210)
       Reserve for excess and obsolete inventory        (6,864)
       Reserve for assets held for sale                 (4,293)



TEREX CORPORATION AND SUBSIDIARIES

SCHEDULE X--SUPPLEMENTARY INCOME STATEMENT INFORMATION

(Amounts in thousands)

                                           1992     1991       1990

Maintenance and repairs                  $3,130  $10,120    $12,321




                 FRUEHAUF TRAILER CORPORATION AND SUBSIDIARIES

             SCHEDULE II - AMOUNTS RECEIVABLE FROM RELATED PARTIES
                  AND UNDERWRITERS, PROMOTERS, AND EMPLOYEES
                          OTHER THAN RELATED PARTIES

                            (Amounts in thousands)

                                Balance at                              Balance
                                Beginning                                at End
Name of Debtor                   of Year    Additions    Deductions     of Year

Year ended December 31, 1992:

  KCS Industries, Inc.,
  Promissory notes,
   interest at prime,
   due March 31, 1993             $   -       $1,622       $   -        $1,622*
                                      -       $1,622       $   -        $1,622

Year ended December 31, 1991:

  Promissory notes                $   -       $   -        $   -        $   -
                                  $   -       $   -        $   -        $   -


Year ended December 31, 1990:

  Promissory notes                $   -       $   -        $   -        $   -
                                  $   -       $   -        $   -        $   -


* Entire amount repaid on January 25, 1993.



                 FRUEHAUF TRAILER CORPORATION AND SUBSIDIARIES

      SCHEDULE IV - INDEBTEDNESS OF AND TO RELATED PARTIES - NOT CURRENT

                            (Amounts in thousands)

                                           Indebtedness to
                            Balance at                                 Balance
                            Beginning                                   at End
Name of Person               of Year       Additions      Deductions   of Year

Year ended December 31, 1992:

Airlie Group Promissory
 notes                          7,497              -           7,497 *       -

Terex Corporation
 Long-term payable             10,244          4,646               -    14,890
                              $17,741         $4,646          $7,497   $14,890

Year ended December 31, 1991:

KCS Industries, Inc.
   Promissory notes           $15,875         $1,651         $17,526   $     -

Airlie Group
 Promissory notes              15,875          1,651          10,029     7,497

Terex Corporation
   Promissory notes             7,944            825           8,769         -

Terex Corporation Long-term
   payable                      6,309          3,935               -    10,244
                              $46,003         $8,062         $36,324   $17,741

Year ended December 31, 1990:

KCS Industries, Inc.
   Promissory notes           $13,129         $2,746          $    -   $15,875

Airlie Group
 Promissory notes              13,129          2,746               -    15,875

Terex Corporation Promissory
   notes                        6,565          1,379              -      7,944

Terex Corporation Long-term
   payable                        214          6,095               -     6,309
                              $33,037        $12,966            $  -   $46,003


The Company held no long-term amounts receivable from related parties during any of the periods presented.

* As a result of a default on the Company's credit facility, the related party long-term payable has also been classified as current.



                 FRUEHAUF TRAILER CORPORATION AND SUBSIDIARIES

                  SCHEDULE V - PROPERTY, PLANT AND EQUIPMENT

                            (Amounts in thousands)

                          Balance at                                    Balance
                          Beginning   Additions                          at End
                          of Period      at Cost Retirements Deductions of Year

YEAR ENDED December 31, 1992:
   Property                $35,281     $    -     $  (713)  $(17,303)*  $17,265
   Plant                    39,910      1,165      (1,945)   (12,843)*   26,287
   Equipment                45,914        772      (1,638)    (4,752)*   40,296
     Total                $121,105     $1,937     $(4,296)   $(34,898)  $83,848

YEAR ENDED December 31, 1991:
   Property                $38,648        $71     $(2,764)  $   (674)*  $35,281
   Plant                    68,586        610     (27,511)    (1,775)*   39,910
   Equipment                53,585      1,829      (2,730)    (6,770)*   45,914
     Total                $160,819     $2,510    $(33,005)   $ (9,219) $121,105

YEAR ENDED December 31, 1990:
   Property                $38,304       $412        $(68)       $  -   $38,648
   Plant                    68,596        139        (149)          -    68,586
   Equipment                50,894      3,014        (336)         13    53,585
     Total                $157,794     $3,565       $(553)       $ 13  $160,819

* Includes the write-down of equipment due to the restructuring charge as well as transfers to and from assets held for sale.



                 FRUEHAUF TRAILER CORPORATION AND SUBSIDIARIES

             SCHEDULE VI - ACCUMULATED DEPRECIATION, DEPLETION AND
                 AMORTIZATION OF PROPERTY, PLANT AND EQUIPMENT

                            (Amounts in thousands)

                                 Additions
                       Balance atCharged to                             Balance
                       Beginning  Costs &                                at End
                       of Period  Earnings     Retirements   Deductions of Year

YEAR ENDED December 31, 1992:
   Plant                  $4,289      $906         $(339)   $(1,842)*    $3,014
   Equipment              13,938     3,165          (948)    (1,588)*    14,567
     Total               $18,227    $4,071       $(1,287)    $(3,430)   $17,581
YEAR ENDED December 31, 1991:
   Plant                  $7,246    $1,520       $(6,716)     $2,239*    $4,289
   Equipment               9,494     5,362        (1,936)      1,018*    13,938
     Total               $16,740    $6,882       $(8,652)     $3,257    $18,227
YEAR ENDED December 31, 1990:
   Plant                  $2,914    $1,186         $   -      $3,146     $7,246
   Equipment               3,078     5,150             -       1,266      9,494
     Total                $5,992    $6,336         $   -      $4,412    $16,740

* Includes transfers to and from assets held for sale.



                 FRUEHAUF TRAILER CORPORATION AND SUBSIDIARIES

        SCHEDULE VIII - VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

                            (Amounts in thousands)

                       Balance at       Additions                       Balance
                       Beginning   Charges to                            at End
                       of Period Earnings Other Deductions of Period YEAR ENDED December 31, 1992:
Deducted from asset accounts:
   Allowance for
    doubtful accounts     $2,210       $44     $   -       $(206)        $2,048
   Reserve for excess
    and obsolete
    inventory              6,864     3,244         -      (4,969)         5,139
   Reserve for assets
    held for sale          4,293     7,700         -      (2,347)         9,646
        Total            $13,367   $10,988     $   -     $(7,522)       $16,833
YEAR ENDED December 31, 1991:
Deducted from asset accounts:
   Allowance for
    doubtful accounts     $1,973      $151      $272       $(186)        $2,210
   Reserve for excess
    and obsolete
    inventory              2,478     6,421         -      (2,035)         6,864
   Reserve for assets
    held for sale          2,895     3,725         -      (2,327)         4,293
       Total              $7,346   $10,297      $272     $(4,548)       $13,367
YEAR ENDED December 31, 1990:
Deducted from asset accounts:
   Allowance for
    doubtful accounts     $2,000      $170     $   -       $(197)        $1,973
   Reserve for excess
    and obsolete
    inventory                  -     2,478         -           -          2,478
   Reserve for assets
    held for sale          4,774         -         -      (1,879)         2,895
       Total              $6,774    $2,648     $   -     $(2,076)        $7,346



                 FRUEHAUF TRAILER CORPORATION AND SUBSIDIARIES

            SCHEDULE X - SUPPLEMENTARY INCOME STATEMENT INFORMATION

                            (Amounts in thousands)


                                                  Year ended December 31,
                                              1992         1991        1990

Maintenance and repairs                      $5,480      $7,421       $8,318